UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025 (June 24, 2025)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Previously, on June 26, 2024, 900 Eighth, LP (the “Borrower”), an indirect majority-owned subsidiary of Belpointe PREP, LLC (the “Company”), entered into a certain Loan Agreement (the “Loan Agreement”) with KHRE SMA Funding, LLC (the “Lender”) for a fixed-rate loan of $10.0 million in principal amount (the “Loan”), secured by a 3.2-acre land assemblage located at 900 8th Avenue South, Nashville, Tennessee. The Loan bears interest at a rate of 9.50% per annum (the “Interest Rate”) and was due to mature on June 26, 2025 (the “Initial Maturity Date”). The Loan Agreement provides for two six-month extension options (each an “Extension Option”), subject to certain restrictions. The Loan was guaranteed by the Company pursuant to the terms of a Guaranty of Recourse Obligations and Debt Service and Carry Guaranty (the “Guaranty Agreements”).

On June 24, 2025, the Borrower entered into a letter agreement (the “Letter Agreement”) with the Lender exercising the first Extension Option under the terms of the Loan Agreement, extending the Initial Maturity Date to January 2, 2026 (the “Extended Maturity Date”). In connection with the Letter Agreement, the Company also entered into a consent and reaffirmation of the Guaranty Agreements. Other than the Extended Maturity Date, the terms of the Loan Agreement will remain unchanged during the extension period, including the Interest Rate.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which the Company intends to file as an exhibit to its next applicable periodic report under the Securities Exchange Act of 1934, as amended.

Item 9.01 Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2025

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer